EXHIBIT 21

                                                                   AS OF 3/12/02

                SUBSIDIARIES OF OVERSEAS SHIPHOLDING GROUP, INC.

      The following table lists all subsidiaries of the registrant and all companies in which the registrant directly or indirectly owns at least a 49% interest, except for certain companies which, if considered in the aggregate as a single entity, would not constitute a significant entity. All the entities named below are corporations, unless otherwise noted.

                                                   Where Incorporated
Name                                                or Organized
----                                               -------------
Ambrit Holdings, Inc.                              Delaware
American Shipholding Group, Inc.                   New York
Amerikanis Company Limited                         Liberia
Amity Products Carriers, Inc.                      Delaware
Ania Tanker Corporation                            Marshall Islands
Antilles Bulk Holdings N.V.                        Netherlands Antilles
Aurora Shipping Corporation                        Panama
Baywatch Marine Inc.                               Liberia
Britamer Holding Company Limited                   Liberia
Britanis Company Limited                           Liberia
Cambridge Tankers, Inc.                            New York
Caribbean Tanker Corporation                       Marshall Islands
Concert Tanker Corporation                         Liberia
Delphina Tanker Corporation                        Delaware
Diane Tanker Corporation                           Marshall Islands
Dorado Tanker Corporation                          Panama
Dundee Navigation S.A.                             Liberia
East Coast Gaugings Limited                        England
Edinburgh Navigation S.A.                          Liberia
Edindun Shipping Corporation                       Marshall Islands
Eighth Aframax Tanker Corporation                  Marshall Islands
ERN Holdings Inc.                                  Panama
Fifth Aframax Tanker Corporation                   Marshall Islands
First Pacific Corporation.                         Marshall Islands
First Products Tankers, Inc.                       Marshall Islands
First Shipco Inc.                                  Liberia
First Union Tanker Corporation                     Marshall Islands
400 Equity Corporation                             Delaware
401 Equity Corporation                             Delaware
Fourth Aframax Tanker Corporation                  Marshall Islands
Fourth Products Tankers, Inc.                      Marshall Islands

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                                                   Where Incorporated
Name                                                or Organized
----                                               -------------
Fourth Spirit Holding N.V.                         Netherlands Antilles
Friendship Marine Inc.                             Liberia
Hyperion Shipping Corporation                      Liberia
Imperial Tankers Corporation                       Marshall Islands
Intercontinental Bulktank Corporation              New York
International Seaways, Inc.                        Liberia
Juneau Tanker Corporation                          New York
Majestic Tankers Corporation                       Marshall Islands
Marina Tanker Corporation.                         Marshall Islands
New Orleans Tanker Corporation                     Delaware
Ninth Aframax Tanker Corporation                   Marshall Islands
Northam Carriers Ltd.                              Marshall Islands
Northanger Shipping Corporation                    Marshall Islands
Northwestern Tanker Corporation                    Marshall Islands
Ocean Bulk Ships, Inc.                             Delaware
Oleron Tanker S.A.                                 Panama
Olympia Tanker Corporation                         Marshall Islands
OSG Bulk Ships, Inc.                               New York
OSG Car Carriers, Inc.                             New York
OSG Financial Corp.                                Delaware
OSG Foundation                                     New York
OSG Group Purchasing Limited                       England
OSG International Partners (partnership)           Liberia
OSG International, Inc.                            Marshall Islands
OSG Ship Management (London) Limited               England
OSG Ship Management (UK) Ltd.                      England
OSG Ship Management Asia Pacific Pte Ltd.          Singapore
OSG Ship Management, Inc.                          Delaware
Overseas Airship Corporation                       Delaware
Overseas Bulktank Corporation                      New York
Overseas Petroleum Carriers, Inc.                  Delaware
Philadelphia Tanker Corporation                    Delaware
Regency Tankers Corporation                        Marshall Islands
Reliance Shipping B.V.                             Netherlands
Rex Shipholdings Inc.                              Liberia
Rio Grande Bulk Carriers, Inc.                     Marshall Islands
Royal Tankers Corporation                          Marshall Islands
Ruby Tanker Corporation                            Marshall Islands
Sapphire Tanker Corporation                        Marshall Islands
Sargasso Tanker Corporation                        Marshall Islands
Second Products Tankers, Inc.                      Marshall Islands
Second Union Tanker Corporation                    Marshall Islands


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

                                                   Where Incorporated
Name                                                or Organized
----                                               -------------
Seventh Aframax Tanker Corporation                 Marshall Islands
Ship Paying Corporation No. 1                      Delaware
Ship Paying Corporation No. 3                      Liberia
Sixth Aframax Tanker Corporation                   Marshall Islands
Souter Shipping (Bermuda) Ltd.                     Bermuda
Spirit Shipping B.V.                               Netherlands
Taunton Shipping Co. Ltd.                          Cyprus
Tenth Aframax Tanker Corporation                   Marshall Islands
Third Aframax Tanker Corporation                   Marshall Islands
Third Products Tankers, Inc.                       Marshall Islands
Third United Shipping Corporation                  Marshall Islands
1320 Tanker Corporation                            Marshall Islands
1321 Tanker Corporation                            Marshall Islands
1395 Tanker Corporation                            Marshall Islands
1372 Tanker Corporation                            Marshall Islands
398 Equity Corporation                             Delaware
399 Equity Corporation                             Delaware
Timor Navigation Ltd.                              Marshall Islands
Trader Shipping Corporation.                       Liberia
Transbulk Carriers, Inc. .                         Delaware
Tubarao Bulk Carriers, Inc.                        Marshall Islands
U.S. Shipholding Group, Inc.                       New York
United Steamship, Inc.                             Marshall Islands
Valdez Tankships Corporation                       New York
Vega Tanker Corporation                            Delaware
Venus Tanker Corporation                           Marshall Islands
Vivian Tankships Corporation                       New York
Western Ship Agencies Limited                      England
Wolcon Corp.                                       Delaware


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